News Release – January 13, 2012
Franklin Financial Services Corporation
Kenneth C. Ditzler (717) 261-3665

Franklin Financial announces 1st Quarter dividend

(CHAMBERSBURG, PA) The Board of Directors of Franklin Financial Services Corporation declared a $.27 per share regular quarterly dividend for the first quarter of 2012.  The first quarter 2012 cash dividend was the same as the regular quarterly cash dividend paid in the first quarter of 2011.

The regular quarterly cash dividend will be paid on February 22, 2012 to shareholders of record at the close of business on February 3, 2012.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of almost $1 billion.  Its wholly-owned subsidiary, F&M Trust, has twenty-five community banking offices located in Boiling Springs, Camp Hill, Carlisle, Chambersburg, Greencastle, Hustontown, McConnellsburg, Mont Alto, Marion, Newville, Orbisonia, Shippensburg, St. Thomas and Waynesboro. Franklin Financial stock is listed on the over-the-counter market under the symbol FRAF.